                                   EXHIBIT 99






                         ISCO, INC. RETIREMENT PLU$ PLAN

                      Financial Statements And Supplemental

                          Schedules For The Years Ended

                             July 31, 1995 And 1994

                        And Independent Auditors' Report

                         ISCO, INC. RETIREMENT PLU$ PLAN

                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                        AND INDEPENDENT AUDITORS' REPORT


                                TABLE OF CONTENTS

                                                                            Page


FINANCIAL STATEMENTS:

  Independent Auditors' Report                                                46

  Statements of Net Assets Available for Benefits                             47

  Statements of Changes in Net Assets Available for Benefits                  48

  Notes to Financial Statements                                               49



SUPPLEMENTAL SCHEDULES:

  Item 27a - Schedule of Assets Held for Investment
    Purposes - July 31, 1995                                                  55

  Item 27d - Schedule of Reportable Transactions -
       Year Ended July 31, 1995                                               56

                          INDEPENDENT AUDITORS' REPORT

Plan Committee
Isco, Inc. Retirement Plu$ Plan
Lincoln, Nebraska

We have audited the accompanying statements of net assets available for benefits of the Isco, Inc. Retirement Plu$ Plan as of July 31, 1995 and 1994 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Isco, Inc. Retirement Plu$ Plan as of July 31, 1995 and 1994, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of (1) assets held for investment purposes as of July 31, 1995, and (2) transactions in excess of 5% of the beginning of year value of plan assets for the year ended July 31, 1995, are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for the purpose of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of the individual funds. The supplemental schedules and supplemental information by fund is the responsibility of the Plan's management. Such supplemental schedules and supplemental information by fund have been subjected to the auditing procedures applied in our audit of the basic 1995 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

Deloitte & Touche LLP

Lincoln, Nebraska
September 29, 1995

                         ISCO, INC. RETIREMENT PLU$ PLAN
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                             (amounts in thousands)

                                                July 31, 1995                                   July 31, 1994
                                     ------------------------------------             -------------------------------------
                                      Supplemental Information                        Supplemental Information
                                              by Fund                                         by Fund
                                     --------------------------                       -------------------------
                                     Employer       Participant                       Employer      Participant
                                     Directed        Directed        Total            Directed        Directed        Total
                                     --------       -----------      -----            --------      -----------       -----
Investments, at fair
    value (Note C):
  Money market mutual
    funds                             $ --           $    --       $    --           $  428           $    --        $   428
  Mutual funds                         226            13,388        13,614              582             9,998         10,580
  Isco, Inc. common
    stock fund                          --               741           741               --               413            413
  Other investments                    117               --            117              129               --             129
                                      ----           -------       -------           ------           -------        -------
                                       343            14,129        14,472            1,139            10,411         11,550

Participant loans                       --               442           442             --                 352            352
                                      ----           -------       -------           ------           -------        -------
  Total investments                    343            14,571        14,914            1,139            10,763         11,902

Employer contributions
    receivable                         --                383           383              --                378            378
Accrued income                           6               --              6                3               --               3
                                      ----           -------       -------           ------           -------        -------
  Net assets available
    for benefits                      $349           $14,954       $15,303           $1,142           $11,141        $12,283
                                      ----           -------       -------           ------           -------        -------
                                      ----           -------       -------           ------           -------        -------


The accompanying notes are an integral part of the financial statements

                         ISCO, INC. RETIREMENT PLU$ PLAN
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                             (amounts in thousands)


                                                       July 31, 1995                               July 31, 1994
                                               ---------------------------------           ---------------------------------------
                                               Supplemental Information                    Supplemental Information
                                                       by Fund                                     by Fund
                                               ------------------------                    --------------------------
                                               Employer     Participant                    Employer       Participant
                                               Directed     Directed       Total           Directed       Directed         Total
                                               --------     --------------------           --------       ------------------------
Investment income (Note C and G):
  Dividends, interest, and other income        $    26      $   719       $   745         $    75         $   821          $   896
  Net realized and unrealized
  appreciation(depreciation) in fair
  value of investments                             --         1,509         1,509              (4)           (890)            (894)
                                               -------      -------        ------         -------         -------          -------
Net investment income(loss)                         26        2,228         2,254              71             (69)               2
                                               -------      -------        ------         -------         -------          -------
Contributions:
  Employer annual profit sharing                    --          383           383              --             378              378
  Employer 401(k) matching                          --          140           140              --             146              146
  Participant                                       --          730           730              --             718              718
  Participant rollovers                             --           --            --              --               4                4
                                               -------      -------        ------         -------         -------          -------
                                                   --         1,253         1,253             --            1,246            1,246
                                               -------      -------        ------         -------         -------          -------
  Total additions                                   26        3,481         3,507              71           1,177            1,248

Benefits paid                                      (15)        (472)         (487)            (13)           (259)            (272)
Transfers                                         (804)         804           --           (5,842)          5,842              --
                                               -------      -------        ------         -------         -------          -------
  Increase (decrease)in net assets
    available for benefits                        (793)       3,813         3,020          (5,784)          6,760              976

Net assets available for benefits:
  Beginning of year                              1,142       11,141        12,283           6,926           4,381           11,307
                                               -------      -------        ------         -------         -------          -------

  End of year                                   $  349      $14,954       $15,303          $1,142         $11,141          $12,283
                                               -------      -------        ------         -------         -------          -------
                                               -------      -------        ------         -------         -------          -------

The accompanying notes are an integral part of the financial statements

                         ISCO, INC. RETIREMENT PLU$ PLAN
                          NOTES TO FINANCIAL STATEMENTS
                        Years ended July 31, 1995 and 1994
                (Columnar amounts in thousands, except share data)


A. DESCRIPTION OF PLAN

General - The following brief description of the Isco, Inc. Retirement Plu$ Plan (the Plan) is provided for general information purposes only. Participants should refer to the Plan document for more complete information. The Plan was established effective August 1, 1972 to provide retirement benefits for the employees of Isco, Inc. (the Company). The Plan was last amended effective June 17, 1994. Effective August 1, 1987, a 401(k) salary reduction option was incorporated into the Plan. Employees are eligible for participation after they have completed one year of service and are at least 21 years of age. A year of service is defined as the accumulation of 1,000 hours of credited service during a one-year period beginning on the employment date.

Participant contributions, employer 401(k) matching contributions, employer annual profit sharing contributions, and participant rollover contributions are invested at Twentieth Century Investors under the direction of the plan participants.

Funding - Contributions to the Plan are provided from the following sources:

Employer Annual Profit Sharing Contribution (Participant Directed) - The Employer is required to contribute an amount equal to the lesser of 7% of the current net profit of the Company or the maximum amount allowed by the Internal Revenue Code. The contributed amount received by each participant is based on their percentage of total eligible compensation.

Participant Contributions (Participant Directed) - Plan participants may elect to reduce their compensation by a maximum of 12%, subject to IRS limitations. The Employer then contributes the amount of reduction in compensation to the Plan on behalf of each participant.

Employer 401(k) Matching Contribution (Participant Directed) - The Employer is required to match 20% of the contribution made on behalf of each participant electing salary reductions up to a maximum of 10% of the participant's eligible compensation.

Participant Rollover Contributions (Participant Directed) - The Plan allows participants to make rollover contributions from other qualified plans. This provision was eliminated as of August 1, 1994.

Participant Accounts - Each participant's account is credited with the participant's contribution, the Company's matching contribution and the allocated portion of: the Company's annual contribution, the Plan earnings, and the forfeited portion of terminated participants' non-vested accounts. 401(k) forfeitures are allocated, based on a participant's contributions to the 401(k) plan during the year. The Company's annual contribution and forfeitures are allocated to each participant's account based on the percentage of the participant's eligible compensation for the plan year to the total compensation of all eligible participants for the plan year. Plan earnings are allocated to the individual participant's account based on the percentage of the participant's account balance to the aggregate account balances.

Vesting - Participant contributions (i.e. employee salary reduction amounts) and participant rollover contributions are immediately fully vested and nonforfeitable. Employer profit sharing contributions and the Employer 401(k) matching contributions vest 20% upon completion of three years of credited service, increasing 20% per year until fully vested upon completion of seven years of credited service.

Plan participants are eligible for normal retirement at age 65 but may elect to retire at a later date. Upon attainment of 65 years of age, death, or determination of disability, a participant becomes 100% vested regardless of the number of credited years of service completed.

Plan Expenses - As an additional benefit to the participants, the Employer, without reimbursement, pays for all costs required to administer the Plan. These costs are not reflected in the financial statements.


B.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Valuation of Investments - Investments are stated at fair value. Fair value of marketable securities is determined by reference to the closing quoted price by the exchange on which the security is listed or the closing net asset value as reported by the mutual fund. Participant loans are stated at their outstanding principal balance. The amounts shown in Note C for securities that do not have a quoted market price represent fair value estimated by an independent third party.

Investment transactions are recognized on a settlement date basis. The net realized and unrealized appreciation (depreciation) of investments is recognized in the statements of changes in net assets available for benefits. The fair value at the beginning of the plan year, or the purchased cost if acquired during the year, is used in determining realized and unrealized gains and losses on the sale of each investment.

Employer Directed - Employer directed funds are invested in the restricted fund, which is managed by the employer. Assets allocated to the Restricted Fund at July 31, 1995 include: United States Trust Company - Short-term Fixed Income Fund, Balcor Pension Investors II and III, and Bankers Trust Stable Value Government Trust. Transfers from the Restricted Fund to the Unrestricted Fund are directed by the Plan Committee.


Participant Directed - Participant directed contributions (401(k) assets) may be invested in seven funds. A summary description of each investment alternative follows:

Bankers Trust Stable Value Government Trust Fund - A fund which seeks to provide current income while maintaining a stable share price. It is managed by Bankers Trust Company Investment Management Group.


Twentieth Century Premium Managed Bond Fund - A fund which seeks a high level of income from a portfolio of longer-term bonds and other debt obligations. The fund pays a reduced management fee.

Twentieth Century Balanced Investors Fund - A fund which seeks capital growth and current income by investing in equity securities with prospects for growth and in investment grade bonds and other fixed income securities.

Twentieth Century Select Investors Fund - A fund comprised primarily of income-producing equity securities of larger companies possessing potential for appreciation.

Twentieth Century Ultra Investors Fund - A fund comprised primarily of equity securities of medium and smaller companies with the potential for appreciation.

Twentieth Century International Equity Fund - A fund which seeks capital growth by investing primarily in an internationally diversified portfolio of common stocks.

Isco, Inc. Common Stock Fund - A fund invested primarily in Isco, Inc. common stock. Isco, Inc. is a related party and sponsor of the Plan.

Benefits Payable - The Plan's policy is to record benefit payments upon distribution to the participants. Benefits payable to retired and terminated participants were $34,039 and $352 at July 31, 1995 and 1994, respectively.

Contributions - Employer profit sharing contributions are computed as of the end of the Employer's fiscal year and are recorded by the Plan in the corresponding period. Participant contributions are recorded in the period in which the bi-weekly payroll deductions are made. The Employer 401(k) matching contributions are also recorded in the period that the payroll deductions are made.

C. INVESTMENTS

The following schedule presents the fair values of investments. Investments that represent 5% or more of the Plan's net assets are separately identified.


                                  July 31, 1995
-------------------------------------------------------------------------------

                                                     Number of
                                                      Shares/     Fair
                                                       Units      Value
                                                     ---------   -------
Investments at fair value as determined
    by quoted market price:
 Mutual Funds:
  Twentieth Century - International Equity Fund        148,010   $ 1,109
  Twentieth Century - Ultra Investors Fund             101,631     2,701
  Twentieth Century - Select Investors Fund            119,573     4,772
  Twentieth Century - Balanced Investors Fund          148,411     2,594
  Twentieth Century - Premium Managed Bond Fund         87,278       860
  Bankers Trust Stable Value Government Trust Fund   1,577,744     1,578

 Other Investments:
  Isco, Inc. Common Stock Fund                          69,472       741

Investments at estimated fair value:
 Balcor Pension Investors II                               101        47
 Balcor Pension Investors III                              202        70
                                                                 -------
    Total Investments at Fair Value                              $14,472
                                                                 -------
                                                                 -------

                                  July 31, 1994
-------------------------------------------------------------------------------

                                                     Number of
                                                      Shares/     Fair
                                                       Units      Value
                                                     ---------   -------
Investments at fair value as determined
    by quoted market price:
 Money Market Mutual Funds:
  U.S. Trust Short-term Fixed Income Fund              427,675   $   428
 Mutual Funds:
  Twentieth Century - International Equity Fund         86,988       666
  Twentieth Century - Ultra Investors Fund              76,207     1,485
  Twentieth Century - Select Investors Fund            102,783     3,784
  Twentieth Century - Balanced Investors Fund          141,234     2,186
  Twentieth Century - Premium Managed Bond Fund         77,725       740
  Bankers Trust Stable Value Government Trust Fund   1,718,776     1,719

 Other Investments:
  Isco, Inc. Common Stock Fund                          44,140       413

Investments at estimated fair value:
  Balcor Pension Investors II                              101        53
  Balcor Pension Investors III                             202        76
                                                                 -------

    Total Investments at Fair Value                              $11,550
                                                                 -------
                                                                 -------

During the years ended July 31, 1995 and 1994, the Plan's investments appreciated(depreciated) by $1,509,435 and $(894,550) respectively, as follows:


Net Realized and Unrealized Appreciation (Depreciation) in Fair Value

                                                    Year Ended July 31,
                                                    -------------------
                                                       1995      1994
                                                      ------    ------
Investments at fair value as determined by
     quoted market price:
  Mutual Funds:
    Twentieth Century - International Equity Fund     $    6    $  45
    Twentieth Century - Ultra Investors Fund             682     (120)
    Twentieth Century - Select Investors Fund            402     (614)
    Twentieth Century - Balanced Investors Fund          294      (45)
    Twentieth Century - Premium Managed Bond Fund         30      (57)
    Twentieth Century - U.S. Government Fund             --       --
  Other                                                  --        (6)

  Other Investments:
    Isco, Inc. Common Stock Fund                          97      (97)

Investments at estimated fair value:
  Other                                                   (2)     --
                                                      ------    -----
                                                      $1,509    $(894)
                                                      ------    -----
                                                      ------    -----

D. CERTIFICATES OF DEPOSIT

During the plan year 1993, the plan had investments in certificates of deposit from certain financial institutions which matured during plan year 1994. These certificates of deposit were limited by the Plan Trustee to no more than $100,000 of face value for each financial institution and were fully insured by the Federal Deposit Insurance Corporation.

E. PLAN TERMINATION

Although the Company has not expressed any intent to terminate the Plan, it may do so at any time upon giving 30 days notice to the Plan Committee, the Plan Administrator, and the Trustee. In the event of termination of the Plan, Plan assets would be valued and participants' accounts would be adjusted to reflect the allocation of net gains and losses of the underlying investments. At that time, participants' accounts would become fully vested and nonforfeitable.

F. FEDERAL INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated September 7, 1995, which states that the Plan, as amended June 17, 1994, meets the requirements of Section 401(a) of the Internal Revenue Code and is, therefore, exempt from Federal income tax under Section 501(a) of the Code. Therefore, no provision for income taxes is provided in the financial statements of the Plan.

Plan income, participant pretax contributions, and employer contributions represent taxable income to the participating employees at the time of distribution.

G. FUND INFORMATION

Participant contributions, benefit payments, and dividends, interest and other income by fund are as follows for the years ended July 31, 1995 and 1994.


                                        1995      1994
                                        ----      ----
Participant contributions:
   Stable Value Government Trust        $ 65      $ 53
   International Equity Fund              89        77
   Ultra Investors Fund                  198       197
   Select Investors Fund                 205       214
   Balanced Investors Fund               100       105
   Premium Managed Bond Fund              30        31
   Isco, Inc. Common Stock Fund           43        41
                                        ----      ----

          Total                         $730      $718
                                        ----      ----
                                        ----      ----


Benefits paid:
   Stable Value Government Trust        $  7      $ 20
   International Equity Fund              22         8
   Ultra Investors Fund                   49        22
   Select Investors Fund                 156        57
   Balanced Investors Fund               151       116
   Premium Managed Bond Fund              50        11
   Isco, Inc. Common Stock Fund           26        18
   Participant loans                      11         7
                                        ----      ----

          Total                         $472      $259
                                        ----      ----
                                        ----      ----


Dividends, interest and other income:
   Stable Value Government Trust        $ 72      $ 54
   International Equity Fund              41        43
   Ultra Investors Fund                   59        41
   Select Investors Fund                 346       505
   Balanced Investors Fund               107        88
   Premium Managed Bond Fund              50        50
   Isco, Inc. Common Stock Fund           13        24
   Participant loans                      31        16
                                        ----      ----

          Total                         $719      $821
                                        ----      ----
                                        ----      ----

                         ISCO, INC. RETIREMENT PLU$ PLAN

                                     PN 001
                                 EIN #47-0461807
               (amounts in thousands, except per share/unit data)

           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                               July 31, 1995
-----------------------------------------------------------------------------------------------
Column B                                            Column C              Column D   Column E
--------                                            --------              --------   --------
                                                 Description of
                                               investment including
                                                collateral, rate of
Identity of issue, borrower, lessor or        interest, maturity date,                Current
            similar party                       par or maturity value       Cost       Value
------------------------------------------    ------------------------    --------   --------
Mutual Funds:
-------------
*Twentieth Century Select Investors Fund          119,573 shares          $ 4,786    $ 4,772
*Twentieth Century Balanced Investors Fund        148,411 shares            2,273      2,594
*Twentieth Century Premium Managed Bond            87,278 shares              871        860
*Twentieth Century Ultra Investors Fund           101,631 shares            2,128      2,701
*Twentieth Century International
  Equity Fund                                     148,010 shares            1,057      1,109
*Bankers Trust Stable Value Government
  Trust Fund                                    1,577,744 shares            1,578      1,578
Other Investments:
------------------
*Isco, Inc. Common Stock Fund                      69,472 shares              774        741
Participant loans                             Interest rates ranging
                                              from 7.25% - 10.25%
                                              maturing October 1995
                                              - June 2000                     --         442

Balcor Pension Investors II                           101 units                65         47
Balcor Pension Investors III                          202 units                77         70
                                                                                     -------
*Party-in-interest                                                                   $14,914
                                                                                     -------
                                                                                     -------

                         ISCO, INC. RETIREMENT PLU$ PLAN

                                     PN 001
                                 EIN #47-0461807
           (amounts in thousands, except number of transactions data)

                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                             SERIES OF TRANSACTIONS

                        FOR THE YEAR ENDED JULY 31, 1995



    Column A                   Column B                        Column C        Column D         Column E        Column F
-----------------    -----------------------------------      -----------    ------------    -------------    -----------
                                                                             Total Dollar
  Identity of                                                  Number of       Value of       Total Dollar      Net Gain
 Party Involved              Description of Asset             Transactions     Purchases     Value of Sales     or (Loss)
-----------------    -----------------------------------      ------------   ------------    --------------     ---------
*Twentieth Century   Select Investors Fund                        46            $1,045         $  --             $ --
*Twentieth Century   Select Investors Fund                        64               --             524             (65)
*Twentieth Century   Balanced Investors Fund                      39               429            --               --
*Twentieth Century   Balanced Investors Fund                      55               --             312               3
*Twentieth Century   Ultra Investors Fund                         51               787            --               --
*Twentieth Century   Ultra Investors Fund                         48               --             255              (2)
*Twentieth Century   International Equity Fund                    49               544            --               --
*Twentieth Century   International Equity Fund                    32               --             110              (3)
*Twentieth Century   Premium Managed Bond Fund                    43               181            --               --
*Twentieth Century   Premium Managed Bond Fund                    23               --              99              (8)
*Bankers Trust       Stable Value Government Trust Fund           75               943            --               --
*Bankers Trust       Stable Value Government Trust Fund           29               --           1,084              --


*Party-in-interest